Exhibit 31.4

CERTIFICATION

Rules 13a-14(a) And 15d-14(a) Under The Securities Exchange Act Of 1934, As Amended

I, Hal D. Kirby, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Allied Nevada Gold Corp.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 29, 2011	/s/ Hal D. Kirby
Hal D. Kirby
Executive Vice President and Chief Financial Officer